EXHIBIT 23.2


                     SPEAR, SAFER, HARMON & CO. LETTERHEAD



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Second Amendment to Form SB-2 being filed under the Securities Exchange Act of 1934 by Uniservice Corporation of our report dated February 4, 1998, relating to our audits of the supplemental consolidated financial statements of Uniservice Corporation as of December 31, 1997 and 1996 and appearing in the aforementioned Second Amendment to Form SB-2.


/s/ SPEAR, SAFER, HARMON & CO.
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SPEAR, SAFER, HARMON & CO.

Miami, Florida
July 21, 1998